================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 SONIC CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 SONIC CORP.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 22, 1997



                                  SONIC CORP.

                                101 PARK AVENUE
                         OKLAHOMA CITY, OKLAHOMA 73102


To the Stockholders of Sonic Corp.

          The annual meeting of the stockholders of Sonic Corp. (the "Company") will take place in the Sunnyside Room of the Harvey Hotel near the Dallas/Ft. Worth Airport in Irving, Texas, on Wednesday, January 22, 1997, at 3:00 p.m., for the purpose of considering and acting upon the following matters:

          (1)  The election of three nominees to the Board of Directors.

          (2) The approval and ratification of an amendment to the 1991 Sonic Corp. Stock Option Plan.

          (3) The approval and ratification of the Sonic Corp. 1995 Stock Incentive Plan.

          (4) The approval and ratification of the selection of independent auditors.

          (5) Any other business which properly may come before the meeting or any adjournment of the meeting.

          The Board of Directors has fixed the close of business on November 29, 1996, as the record date for the determination of the holders of the Company's voting common stock entitled to receive notice of the annual meeting and to vote at the meeting.

          To ensure the presence of a quorum at the annual meeting, please sign and promptly return the enclosed proxy card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States.

                                    By order of the Board of Directors,

                                    /S/ RONALD L. MATLOCK

                                    Ronald L. Matlock, Secretary

Oklahoma City, Oklahoma
December 19, 1996

                                PROXY STATEMENT
                 FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF
                                  SONIC CORP.

                    TO BE HELD WEDNESDAY, JANUARY 22, 1997

                            SOLICITATION OF PROXIES

SOLICITATION

          Sonic Corp. (the "Company") is furnishing this proxy statement to the stockholders of the Company to solicit their proxies for use at the annual meeting of stockholders to take place on Wednesday, January 22, 1997, and at any adjournment of the meeting. The Company also may use the services of the Company's directors, officers and employees to solicit proxies personally or by telephone. The Company regularly retains the services of Corporate Communications, Inc., 523 Third Avenue South, Nashville, Tennessee, to assist with the Company's investor relations and other stockholder communications issues. Corporate Communications, Inc. may assist in the solicitation of the proxies and will not receive any additional compensation for those services.
The Company will bear all of the costs of preparing, printing, assembling and mailing this proxy statement and the proxy card and all of the costs of the solicitation of the proxies.

REIMBURSEMENT OF NOMINEES

          The Company will reimburse any bank, broker-dealer, or other custodian, nominee or fiduciary for its reasonable expenses incurred in completing the mailing of proxy materials to the beneficial owners of the Company's voting common stock.

REVOCATION OF PROXY

          Any stockholder giving his proxy may revoke it at any time before its exercise by notifying Ronald L. Matlock, Secretary of the Company, by telecopy or in writing. The persons named on the proxy card will vote the proxies at the annual meeting, if received in time and not revoked.

MAILING OF PROXY STATEMENT AND PROXY CARD

          The Company has had this proxy statement and the proxy card mailed to its stockholders on or about December 19, 1996.

STOCKHOLDER PROPOSALS

          In order for the Company to include a stockholder proposal in the proxy materials for the next annual meeting of stockholders, a stockholder must deliver the proposal to the Secretary of the Company no later than August 21, 1997.

                          VOTING RIGHTS AND PROCEDURE

          Only the record holders of shares of the voting common stock of the Company as of the close of business on November 29, 1996, will have the right to vote at the annual meeting. As of the close of business on that date, the Company had 13,566,959 shares of common stock issued and outstanding (excluding 7,580 shares of common stock held as treasury stock). Each stockholder of record will have one vote for each share of common stock of the Company that the stockholder owned as of the record date. All shares of common stock may vote on all matters coming before the annual meeting, and a majority of all of the outstanding shares of common stock of the Company entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. The Company will treat all abstentions and nominee non-votes as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting.

                             ELECTION OF DIRECTORS

GENERAL

          The Board of Directors proposes the election of three directors. Each of the nominees, if elected, will hold office for a term of three years and until the stockholders elect his qualified successor. All of the nominees currently serve as directors of the Company. If any of the nominees become unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

          The certificate of incorporation and bylaws of the Company provide for the division of the Board of Directors into three classes, each class consisting (as nearly as possible) of one-third of the whole. The term of office of one class of directors expires each year, with each class of directors being elected for a term of three years and until the stockholders elect their qualified successors. The Company's bylaws provide that the Board of Directors by resolution from time to time may fix the number of directors that shall constitute the whole Board of Directors. The Board of Directors currently has set the number of directors at nine.

          Unless the context indicates otherwise, the term "Company," when used in this proxy statement, refers to Sonic Corp. and its subsidiaries.

NOMINEES

          The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director's term will expire (if elected) for each nominee for election as a director at the annual meeting of stockholders.


          NAME AND                  FIRST BECAME      TERM
          PRINCIPAL OCCUPATION      A DIRECTOR        EXPIRES     AGE
          --------------------      ------------      -------     ---

          Dennis H. Clark/1/        April, 1992        2000       50
          Leonard Lieberman/2/      December, 1988     2000       67
          Frank E. Richardson/3/    March, 1991        2000       57

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE THREE NOMINEES FOR ELECTION AS A DIRECTOR.
____________________

          /1/Mr. Clark has served as President of Encore Restaurants, Inc., a franchisee of the Company, since November of 1992. Mr. Clark served as President of Sonic Restaurants, Inc., the Company's restaurant operations subsidiary, from March of 1987 until October of 1994. From August of 1991 until September of 1992, Mr. Clark served as Senior Vice President of Restaurant Operations of the Company.

          /2/Mr. Lieberman served as the Chief Executive Officer and a director of Supermarkets General Corporation from 1983 to 1987. From 1987 to the present, Mr. Lieberman has devoted his time to private investments. From January through April of 1991, Mr. Lieberman served as Chairman, President and Chief Executive Officer of Outlet Communications, Inc. Mr. Lieberman serves as a director of Celestial Seasonings, Inc.; La Petite Academy, Inc.; Republic National Bank of New York; and Republic New York Corporation.

          /3/Mr. Richardson has served since June of 1995, as Chairman of F.
E. Richardson & Co., Inc. of New York City, a firm specializing in acquisitions and investments in growth companies. From 1986 to June of 1995, Mr. Richardson served as President of Wesray Capital, a firm which also specialized in acquisitions and investments in growth companies. Mr. Richardson also serves as a director of Alex. Brown & Sons Incorporated.

OTHER DIRECTORS

          The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director's term will expire for each director who will continue as a director after the annual meeting.

          NAME AND                  FIRST BECAME      TERM
          PRINCIPAL OCCUPATION      A DIRECTOR        EXPIRES     AGE
          --------------------      ------------      -------     ---
          J. Clifford Hudson/1/     August, 1993       1998       42
          H. E. "Gene" Rainbolt/2/  January, 1996      1999       67
          Robert M. Rosenberg/3/    April, 1993        1998       58
          E. Dean Werries/4/        March, 1991        1999       67
--------------------

          /1/Mr. Hudson has served as President and Chief Executive Officer of the Company since April of 1995 and has served as a director of the Company since August of 1993. He served as President and Chief Operating Officer of the Company from August of 1994 until April of 1995, and he served as Executive Vice President and Chief Operating Officer from August of 1993 until August of 1994. From August of 1992 until August of 1993, Mr. Hudson served as Senior Vice President and Chief Financial Officer of the Company. From August of 1990 until August of 1992, Mr. Hudson served as Senior Vice President of Corporate Development and, from June of 1985 to August of 1992, served as Vice President, General Counsel and Secretary of the Company. Since October of 1994, Mr. Hudson has served as Chairman of the Board of the Securities Investor Protection Corporation, the federally-chartered organization which serves as the insurer of customer accounts with brokerage firms.

          /2/Mr. Rainbolt has served as Chairman of the Board of BancFirst Corp. of Oklahoma City, Oklahoma, since 1989. From 1985 to 1989, Mr. Rainbolt served as Chairman of the Board of United Community Corp., a bank holding company in Oklahoma City, Oklahoma, and a predecessor of BancFirst Corp. From 1974 to 1985, he served as Chairman of the Board of Federal National Bank of Shawnee, Oklahoma.

          /3/Mr. Rosenberg has served as President and Chief Executive Officer of Allied Domecq Retailing USA ("Allied") since May of 1993. Allied is the parent of Dunkin' Donuts, Inc. and Baskin-Robbins, Inc. Mr. Rosenberg served as President and Chief Executive Officer of Dunkin' Donuts, Inc. from 1963 until May of 1993, and he served as President and Chief Executive Officer of Baskin-Robbins, Inc. from December of 1992 until May of 1993. Mr. Rosenberg currently serves as a director of Allied and as an honorary director of the National Restaurant Association (the "NRA"), as well as a trustee of the NRA's educational foundation. Mr. Rosenberg is a past president of the International Franchise Association.

          /4/Mr. Werries has served as Chairman of the Board of the Company since April of 1995 and as a director of the Company since March of 1991. From 1988 through October of 1993, he served as the Chief Executive Officer of Fleming Companies, Inc. ("Fleming"), a wholesale food distribution company, and served as Chairman of the Board of Directors of Fleming from 1989 through April of 1994. Mr. Werries is a past Chairman of the Food Marketing Institute in Washington, D.C. He is a director of Carr-Gottstein Foods Co., a retail grocery company.

CHAIRMAN EMERITUS OF THE BOARD OF DIRECTORS

          Troy Smith, Sr., founder of the Company, has served as Chairman Emeritus of the Board of Directors since May of 1991. As Chairman Emeritus, Mr. Smith has the right to attend and participate on a non-voting basis at all meetings of the Board of Directors and receives the same director fees as the directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

          The Company has a Nominating Committee, an Audit Committee, a Compensation Committee, a Franchise Relations Committee, and a Stock Plan Committee.

          Nominating Committee. The Nominating Committee's function consists of nominating individuals to serve as directors of the Company. On November 14, 1996, the Nominating Committee met and nominated the three individuals named above for election as directors at the annual meeting of stockholders. The members of the Nominating Committee consist of all of the directors of the Company. The Nominating Committee held one meeting during the Company's last fiscal year. The Nominating Committee will consider nominees recommended by the Company's stockholders. In order to recommend a nominee for the next annual meeting, stockholders must deliver the recommendation in writing to the Company on or before August 21, 1997, addressed to the attention of Ronald L. Matlock, Secretary of the Company, and must provide the full name, address, and business history of the recommended nominee.

          Audit Committee. The Audit Committee's functions include (a) reviewing and recommending to the Board of Directors (subject to stockholder approval) the independent auditors selected to audit the Company's financial statements, including the review and approval of the fees charged for all services by the independent auditors; (b) reviewing the scope of the annual audit plan; (c) reviewing the audited financial statements of the Company; (d) reviewing the management letter comments from the Company's independent auditors, including management's responses and plans of action; (e) reviewing the proposed annual audit plan and objectives, quarterly reports of audit activity, and adequacy of staff; (f) reviewing from time to time the Company's general policies and procedures with respect to auditing, accounting, and the application of financial resources; (g) reviewing any other matters and making special inquiries and investigations referred to it by the Board of Directors; and (h) making other recommendations to the Board of Directors as the committee may deem appropriate. The members of the Audit Committee are E. Dean Werries (Chairman), Robert M. Rosenberg, and H. E. Rainbolt. Lewis B. Kilbourne, Senior Vice President and Chief Financial Officer of the Company, serves as a non-voting, ex-officio member of the committee. The Audit Committee held three meetings during the Company's last fiscal year.

          Compensation Committee. The Compensation Committee's functions include reviewing and making recommendations to the Board of Directors concerning the base salary, annual incentive bonus awards, and other compensation awards to the executive officers of the Company. The members of the Compensation Committee are Leonard Lieberman (Chairman), Frank E. Richardson, and J. Clifford Hudson. The Compensation Committee held four meetings during the Company's last fiscal year.

          Franchise Relations Committee. The Franchise Relations Committee's functions include establishing and reviewing policies affecting franchisees of the Company. The members of the Board on the Franchise Relations Committee are Robert M. Rosenberg (Chairman), Dennis H. Clark, and J. Clifford Hudson. The franchisee representatives on the committee are Roger Carpenter, Chuck Harrison, Jack Hartnett, Ted Kergan, Ralph Mason, and Bobby Merritt. The Franchise Relations Committee held no meetings during the Company's last fiscal year.

          Stock Plan Committee. The Stock Plan Committee's functions include administering the Company's various stock option, stock incentive, and stock purchase plans. The members of the Stock Plan Committee are Leonard Lieberman (Chairman), Frank E. Richardson, and E. Dean Werries. The Stock Plan Committee held five meetings during the Company's last fiscal year.

          Meetings of the Board of Directors. The Board of Directors of the Company held four meetings during the Company's last fiscal year. During that period, no incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of all committees on which he served, except for Mr. Richardson, who attended 67% of those meetings.

EXECUTIVE COMPENSATION

          Summary Compensation Table. The following table sets forth the compensation paid for the last three fiscal years to the Company's chief executive officer and the Company's four other most highly compensated executive officers for all services rendered in all capacities to the Company and its subsidiaries.

                                                                                          LONG-TERM
                                                          ANNUAL COMPENSATION            COMPENSATION
                                               --------------------------------------    ------------
                                                                            OTHER         SECURITIES     ALL OTHER
                                                                            ANNUAL        UNDERLYING      COMPEN-
                                                                            COMPEN-         STOCK          SATION
NAME AND PRINCIPAL POSITION             YEAR   SALARY($)   BONUS($)(1)    SATION($)(2)    OPTIONS(#)      ($)(3)
---------------------------             ----   ---------   -----------    ------------    ----------     ---------
J. Clifford Hudson                      1996   241,667     50,000               ---         33,654          4,779
  President and Chief                   1995   185,423     96,250               ---         15,146          6,042
    Executive Officer                   1994   150,000      6,250               ---         20,711          5,149

Michael R. Shumsky                      1996   166,667     23,800               ---         20,596         28,871
  President of Sonic                    1995   154,924     60,050               ---         24,923         42,045
   Restaurants, Inc.                    1994         0          0               ---         41,691              0

Lewis B. Kilbourne                      1996   150,000     25,000               ---         18,779          5,508
  Senior Vice President and             1995   130,000     41,492               ---         21,807          6,769
   Chief Financial Officer              1994    77,419          0               ---         53,487              0

Pattye Moore                            1996   113,333     25,200               ---         13,462          4,249
  Senior Vice President of              1995    94,651     33,498               ---         10,818          3,516
    Marketing and Brand                 1994    83,952      1,650               ---         14,310          3,035
    Development

Warner Van Sciver                       1996   110,028     10,000               ---          7,145          5,555
  Vice President of Franchise           1995   105,969     15,147               ---          6,261          4,911
   Services of Sonic Industries Inc.    1994   100,744      4,069               ---          9,533          5,378

          /1/The amounts include incentive bonus awards granted pursuant to the incentive bonus program described under "Report on Executive Compensation," as well as a Christmas bonus equal to one-half month's base salary.

          /2/The amount of other annual compensation did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for the named individual.

          /3/The amounts include the Company's matching contribution to the Company's defined contribution plan, premiums for life insurance, and moving expenses paid on behalf of the named individuals. During the last fiscal year, the Company made matching contributions to the Company's 401(k) defined contribution plan (in the amount of $4,072 for Mr. Hudson, $6,344 for Mr. Shumsky, $4,500 for Mr. Kilbourne, $4,000 for Ms. Moore, and $3,823 for Mr. Van Sciver. During the last fiscal year, the Company paid life insurance premiums in the amount of $707 for Mr. Hudson, $1,224 for Mr. Shumsky, $1,008 for Mr. Kilbourne, $249 for Ms. Moore, and $1,732 for Mr. Van Sciver.

          Stock Option Table. The following table sets forth information regarding the stock options granted during the last fiscal year to the Company's chief executive officer and the other executive officers named above.


                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                          NUMBER OF      PERCENT OF                               ANNUAL RATES OF
                         SECURITIES    TOTAL OPTIONS                            PRICE APPRECIATION
                         UNDERLYING     GRANTED TO      EXERCISE                FOR OPTION TERM/2/
                           OPTIONS     EMPLOYEES IN      PRICE    EXPIRATION  -----------------------
  NAME                  GRANTED(#)/1/   FISCAL YEAR    ($/SH)/1/     DATE       5%($)         10%($)
  ----                  -------------  -------------   ---------  ----------  ---------     ---------
  J. Clifford Hudson       33,654          9.7%          $19.25    4/30/2006   $407,550     1,032,504
  Michael R. Shumsky       20,596          5.9%           19.25    4/30/2006    249,418       631,886
  Lewis B. Kilbourne       18,779          5.4%           19.25    4/30/2006    227,414       576,140
  Pattye T. Moore          13,462          3.9%           19.25    4/30/2006    163,025       413,014
  Warner Van Sciver         7,145          2.1%           19.25    4/30/2006     86,526       219,209
--------------------

          /1/The exercise price of each option equals the market value of the Company's common stock (based on the average of the closing bid and ask price) at the date of grant. Each option becomes exercisable with regard to one-third of the shares of common stock underlying the option on each of the three anniversary dates of the grant of the option.

          /2/The assumed annual rates of 5% and 10% would result in the Company's common stock price increasing during the 10-year term of the option from the $19.25 per share exercise price to $31.36 and $49.93, respectively.

          Option Exercises and Year End Value Table. The following table sets forth information regarding stock options exercised during the last fiscal year by the Company's chief executive officer and the other individuals named above and the value of unexercised stock options as of the end of the last fiscal year.

                                                                                    VALUE OF
                                                                 NUMBER OF        UNEXERCISED
                                                                UNEXERCISED       IN-THE-MONEY
                                                               OPTIONS AS OF     OPTIONS AS OF
                                                              FISCAL YEAR END   FISCAL YEAR END
                        SHARES ACQUIRED                         EXERCISABLE/      EXERCISABLE/
  NAME                   ON EXERCISE(#)   VALUE REALIZED($)   UNEXERCISABLE(#)  UNEXERCISABLE($)
  ----                  ---------------   -----------------   ----------------  ----------------

  J. Clifford Hudson              0           $      0             83,758          $1,968,313
                                                                   56,177           1,320,160
  Michael R. Shumsky          7,500             74,750             17,485             410,898
                                                                   62,225           1,462,288
  Lewis B. Kilbourne         23,158            166,043             14,769             347,072
                                                                   56,146           1,319,431
  Pattye T. Moore                 0                  0             38,259             899,086
                                                                   29,260             687,610
  Warner Van Sciver               0                  0             35,316             829,926
                                                                   17,038             400,393

     Long-term Incentive Plans - Awards in Last Fiscal Year. The table set forth below provides information regarding long-term incentive plan awards during the last fiscal year to the Company's chief executive officer and the other individuals named above.

                                                                  ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                             PERFORMANCE                     PRICE-BASED PLANS
                            NUMBER OF         OR OTHER      ----------------------------------------------------
                          SHARES, UNITS     PERIOD UNTIL
                            OR OTHER        MATURATION OR       THRESHOLD           TARGET           MAXIMUM
  NAME                    RIGHTS (#)(1)        PAYOUT          ($ OR #)(2)        ($ OR #)(2)      ($ OR #)(2)
  ----                  -----------------  ---------------  ------------------  ---------------  ---------------

  J. Clifford Hudson          12,000       August 31, 1998         6,000             12,000           12,000
  Michael R. Shumsky          10,000       August 31, 1998         5,000             10,000           10,000
  Lewis B. Kilbourne          10,000       August 31, 1998         5,000             10,000           10,000
  Pattye T. Moore              8,000       August 31, 1998         4,000              8,000            8,000
--------------------

  /1/The amounts set forth above represent shares of restricted common stock granted under the Sonic Corp. 1995 Stock Incentive Plan (the "Stock Incentive Plan") to each of the named executive officers during the last fiscal year. The amounts presented equal two-thirds of the initial award to each recipient and exclude one-third of the initial award because of the failure of the Company to meet the earnings per share goal set forth below for the last fiscal year. The award agreements provide that one-third of the award will not vest annually if the Company fails to achieve either of the following goals during any of the following fiscal years:


 FISCAL YEAR    EARNINGS PER SHARE    REVENUES
 -----------    ------------------  ------------

     1996             $1.26         $148,560,000
     1997             $1.51         $178,272,000
     1998             $1.81         $213,926,000

  The earnings per share component of the performance criteria requires that the Company achieve the earnings per share goals after giving effect to the issuance of the shares of common stock pursuant to the restricted stock award. Given that requirement, to the extent the Company achieves the earnings per share goal for any fiscal year, then the award will vest in an amount equal to the number of shares of restricted stock which the Company may award without reducing the Company's earnings per share for the fiscal year below the goal for that year.

  /2/A minimum (or threshold) of one-third of the restricted shares of common stock originally awarded currently may vest for each of the named executive officers if the Company meets the future performance criteria. A maximum (or target) of two-thirds of the restricted shares of common stock originally awarded may vest if the Company meets all of the future performance criteria.

--------------------

     Compensation of Directors. During the last fiscal year, the Company compensated the non-management directors for their services in the amount of $10,000 per year, plus $1,000 for every meeting of the Board of Directors attended. The Company also paid Mr. Werries $2,500 a month for his services as Chairman of the Board of Directors. The Company did not pay any additional fees to directors for serving on its standing committees. However, the Company did pay Messrs. Clark, Rainbolt and Lieberman $2,000 each during the last fiscal year for their services as members of a special committee formed to review and approve a franchisee financing program for the Company's franchisees. The Company does not compensate directors who also serve as an officer or employee of the Company or its subsidiaries for their services as a director. The 1991 Sonic Corp. Directors' Stock Option Plan provides for the grant of 10-year, non-qualified stock options to purchase 15,000 shares of common stock of the Company to each non-management director of the Company upon the individual's initial election as a director. The exercise price of the stock options equals the market value of the common stock at the date of the grant, and the stock options become exercisable with regard to one-third of the shares of common stock underlying the option on each of the first three anniversary dates of the grant of the stock option. Pursuant to that plan, the Company previously granted options to purchase 15,000 shares of common stock of the Company at $10.00 per share to Messrs. Lieberman, Richardson and Werries and options to purchase 15,000 shares of common stock at $13.83 per share to Robert M. Rosenberg. In January of 1996, the Company granted options to purchase 15,000 shares of common stock of the Company at $17.25 per share to Messrs. Clark and Rainbolt.

     Termination and Change in Control Arrangements. The Company has employment contracts with J. Clifford Hudson, its President and Chief Executive Officer, and several other members of its senior management. Mr. Hudson's contract, which expires in August of 1998 (and which automatically extends each year for one additional year to maintain successive terms of two years unless specifically terminated or not renewed by the Company), provides that, if the Company terminates Mr. Hudson's employment other than for cause or fails to renew his contract, he will receive his base compensation for a 24-month period after termination (at an annualized base of $250,000 as of August 31, 1996). Mr. Hudson's contract defines "cause" as (1) the willful and intentional failure substantially to perform his duties (other than because of physical or mental incapacity), (2) the commission of an illegal act in connection with his employment, or (3) the commission of any act which falls outside the ordinary course of his responsibilities and which exposes the Company to a significant level of undue liability. A determination of "cause" requires the affirmative vote of at least two-thirds of all members of the Board of Directors. The contracts for Messrs. Shumsky, Kilbourne and Van Sciver, for Ms. Moore, and for the other executive officers of the Company expire in August of 1997 (and automatically renew for successive one-year terms unless specifically terminated or not renewed by the Company). Those contracts provide for six to 12 months' salary upon termination of employment other than for cause. The contracts for all of the foregoing officers contain the same definition of "cause" as Mr. Hudson's contract.

     The contracts for all of the foregoing officers also provide that, upon a change in control of the Company, if the Company terminates the officer's employment other than for cause or violates any term of the contract, the Company must pay the officer a lump sum equal to a specified multiple of the officer's then current salary, not to exceed the maximum payable without a loss of the deduction under Section 280(g) of the Internal Revenue Code. The specified multiple equals two times the amount of their annual salary for all of the officers of the Company, except for Mr. Hudson (who would receive three times his salary). The same lump sum provision applies if the officer should resign for "good reason," which includes (without limitation) the occurrence without the officer's consent after a change in control of the Company of (1) the assignment to the officer of duties inconsistent with the officer's office with the Company, (2) a change in the officer's title or office with the Company, or (3) a reduction in the officer's salary. The officers' contracts generally define a "change in control" to include any consolidation or merger of the Company in which the Company does not continue or survive or pursuant to which the shares of capital stock of the Company convert into cash, securities or other property; any sale, lease, exchange or transfer of all or substantially all of the assets of the Company; the acquisition of 50% or more of the outstanding capital stock of the Company by any person; or, a change in the make-up of the Board of Directors of the Company during any period of two consecutive years, pursuant to which individuals who at the beginning of the period made up the entire Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors, unless at least two-thirds of the directors then and still in office approved the nomination of the new directors.

     Other than the foregoing agreements, the Company has no compensatory plan or arrangement with respect to its executive officers which would result from the resignation, retirement or termination of any executive officer's employment with the Company, from a change in control of the Company, or from a change in an executive officer's responsibilities following a change in control of the Company.

     Compensation Committee Interlocks and Insider Participation. Leonard Lieberman, Frank E. Richardson, and J. Clifford Hudson served on the Company's Compensation Committee during the last fiscal year. Other than Mr. Hudson, who serves as the Company's President and Chief Executive Officer, no person who served on the Compensation Committee during the last fiscal year had any relationship with the Company requiring disclosure under this heading.

                       REPORT ON EXECUTIVE COMPENSATION

     The following joint report of the Compensation Committee and Stock Plan Committee of the Board of Directors describes the committees' compensation policies with regard to the Company's executive officers for the last fiscal year, including the specific relationship of corporate performance to executive compensation. The report also discusses the committees' bases for the chief executive officer's compensation for the last fiscal year, including the factors and criteria upon which the committees based that compensation. As described above under "Committees and Meetings of the Board of Directors," the Compensation Committee's functions include reviewing and making recommendations to the Board of Directors concerning the base salary, annual incentive bonus awards, and other compensation awards to the Company's chief executive officer and other executive officers of the Company. The Stock Plan Committee's functions include the administration of the Company's employee stock option plan and the granting of stock options under that plan.

     The following report shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the report shall not constitute information otherwise deemed filed under either of those acts.

INDEPENDENT COMPENSATION CONSULTANT REPORT

     The Company for several years has retained an independent compensation consultant to advise the Company on the structure and competitiveness of the Company's executive compensation program and to recommend programs appropriate for the Company in the areas of salary, annual incentive programs, long-term incentives, and benefits and employment contract provisions. In conducting its initial review, the consultant interviewed the senior executive officers of the Company, as well as the members of the Compensation Committee; identified a peer group of 11 comparable multi-outlet restaurant companies; and analyzed the cash compensation, stock option and long-term incentive programs, and employment contract provisions available in that peer group according to available proxy statement information, as well as compensation data from other published surveys. Since the initial review, the Company has obtained annual updates of the review and report to the Company. The results of the original and updated reviews showed and continue to show that the total compensation of the Company's executive officers falls below the average level of total compensation of the peer group executive officers. The Company and the Compensation Committee intend to continue to work with the consultant to develop appropriate changes to the Company's executive compensation program.

COMPENSATION POLICY AND OVERALL OBJECTIVES

     In order to attract, retain and motivate superior executive talent, the Compensation Committee seeks to maintain compensation programs competitive with those provided by leading companies in the multi-unit restaurant business with similar size and business focus as the Company. The committee has adopted a compensation strategy to provide (1) base salaries which are competitive but not above industry averages, (2) above-average total annual cash opportunities, through incentives based on operating results, (3) significant long-term incentives based on stock appreciation, and (4) other benefits for executives which are competitive but not above industry norms.

     The primary components of the Company's executive compensation package consist of base salary, annual incentive bonus awards, stock option awards, and restricted stock awards.

     The Company intends to take any actions which may become necessary in order to comply with the $1 million limitation on compensation deductions under the Internal Revenue Code of 1986, as amended.

DISCUSSION OF COMPENSATION COMPONENTS

     Base Salary. In reviewing each executive officer's base salary, the Compensation Committee takes into consideration the executive officer's responsibilities and performance, salaries for comparable positions at other companies, and fairness issues relating to pay for other Company executives. In making salary recommendations or decisions, the committee exercises its discretion and judgment based on those factors. The committee does not apply any specific formula to determine the weight of each factor.

     Incentive Bonus Awards. The Company has adopted an incentive bonus plan, which covers all of the Company's executive officers, as well as other mid-level management personnel. Under the plan, the Compensation Committee measures the performance of the Company against an annual business plan prepared by management and reviewed and approved by the Board of Directors. Achievement of the net income target set forth in the annual business plan may result in the payment of incentive payments equal to a percentage of the base salary of the covered officer (50% for Mr. Hudson, 35% for Messrs. Shumsky and Kilbourne and Ms. Moore, and 25% for Mr. Van Sciver). Under the plan, the committee may award up to 50% of the incentive payments if the Company achieves 85% of the annual business plan and may award up to 100% of the incentive payments as the percentage of net income achieved increases from 85% to 100%. The plan also allows the committee to increase the incentive payments ratably to the extent the Company exceeds the net income target. The committee has the discretion whether and in what amounts to award any incentive bonuses.

     Stock Option Grants. The 1991 Sonic Corp. Stock Option Plan is a stock-based incentive compensation plan under which employees selected by the Stock Plan Committee may receive awards in the form of stock options. Under that plan, selected employees may receive an annual grant of stock options to purchase a number of shares of common stock computed by (1) dividing the employee's annual salary and bonus by the current market price of the common stock and (2) multiplying that amount by a factor ranging from zero to two. The Stock Plan Committee grants special stock option awards to new members of management whose position with the Company qualifies them for participation in the plan and for existing members of management who may have received a promotion. In selecting the multiplier for an award of stock options to a specific individual, the committee takes into account the existing number of options and shares of common stock already owned by the individual and, therefore, will use a lower multiplier for an individual already owning a substantial number of options or shares of common stock.

     Stock Incentive Plan. In November of 1995, the Stock Plan Committee adopted and the Board of Directors approved the Stock Incentive Plan. Under that plan, the Company may issue up to 120,000 shares of common stock of the Company to key employees selected for participation in the plan by the Stock Plan Committee, which administers the plan. Participants in the Stock Incentive Plan receive awards of shares of restricted common stock (the "Restricted Stock"), subject to not vesting if the Company fails to achieve certain annual performance criteria. As the Company achieves the performance criteria, the portion of the award tied to the criteria will vest. Until the Restricted Stock vests, an escrow agent will hold the Restricted Stock. However, the participant will have the right to vote the Restricted Stock and receive any dividends on the stock. If the Company does not achieve the performance criteria, the portion of the award tied to that criteria will not vest and the right to receive dividends and to vote that portion of the Restricted Stock will terminate. Upon vesting, all restrictions on the vested portion will terminate and the participant will have the right to receive certificates representing the shares of vested Restricted Stock.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Board of Directors elected Mr. Hudson as President and Chief Executive
Officer of the Company on April 11, 1995.   On January 25, 1996, the
Compensation Committee met and set Mr. Hudson's annual compensation at $250,000. The committee considered the results of the most recent update of the Company's independent compensation consultant regarding the range of compensation for the chief executive officers of the Company's competitive peer group and set Mr. Hudson's level of compensation below the average of that group. On April 30, 1996, the Stock Plan Committee granted Mr. Hudson options to purchase 33,654 shares of common stock, consistent with the standard formula described above.
On April 30, 1996, the Stock Plan Committee granted Mr. Hudson 18,000 shares of Restricted Stock pursuant to the Stock Incentive Plan described above. On November 14, 1996, the Compensation

Committee approved the award of 40% of Mr. Hudson's potential incentive bonus for the fiscal year ended August 31, 1996, pursuant to the terms of the Company's incentive bonus plan, which percentage is consistent with the percentages approved for the other executive officers of the Company, after taking into account the earnings of the Company for that year and the sources of those earnings.

          Respectfully Submitted,

          The Compensation Committee            The Stock Plan Committee

          /s/ Leonard Lieberman, Chairman       /s/ Leonard Lieberman, Chairman
          /s/ J. Clifford Hudson                /s/ Frank E. Richardson
          /s/ Frank E. Richardson               /s/ E. Dean Werries

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's common stock with the cumulative total returns on two published indices - the Center for Research in Securities Prices ("CRSP") Total Return Index for The Nasdaq Stock Market (U.S. Companies) ("Nasdaq U.S. Stocks") and the CRSP Index for Nasdaq Retail Trade Stocks ("Nasdaq Retail Stocks"), since the Company became public in February of 1991. The graph assumes a $100 investment on February 28, 1991, in the Company's common stock and in the stocks comprising the two identified indices. "Cumulative total return" means the appreciation in stock price, plus dividends paid, assuming the reinvestment of all dividends.

     The following graph shall not constitute a document deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the information by reference, and the graph shall not constitute information otherwise deemed filed under either of those acts.

                       [PERFORMANCE GRAPH APPEARS HERE]


                        02/28/91        08/30/91        08/31/92        08/31/93        08/31/94        08/31/95        08/30/96
                        --------------------------------------------------------------------------------------------------------
Sonic Corp.             100.000         183.000         176.000         210.000         152.000         246.000         282.000
NASDAQ Market (U.S.)    100.000         117.253         127.164         167.752         174.606         235.145         265.161
NASDAQ Retail Stocks    100.000         129.270         125.336         147.705         147.095         161.712         187.966


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Certain Beneficial Owners. The following table shows the total number and percentage of the outstanding shares of the Company's voting common stock beneficially owned as of November 29, 1996, with respect to each person (including any "group" as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company's common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock which the person or group has the right to acquire within the next 60 days. Unless indicated otherwise, each stockholder holds sole voting and investment power with regard to the shares of common stock. The Company has obtained the information set forth below from the Schedule 13G's filed by the indicated persons with the Company.


                                                 NUMBER OF
BENEFICIAL OWNER                                  SHARES    PERCENT
----------------                                 ---------  --------

     Massachusetts Financial Services Company    1,509,930     11.1%
     500 Boylston Street
     Boston, Massachusetts 02116

     Chancellor Capital Management, Inc.         1,364,600     10.1%
      and Chancellor Trust Company
     1166 Avenue of the Americas
     New York, New York 10036

     Neuberger & Berman L.P./1/                  1,002,400      7.4%
     605 Third Avenue
     New York, New York 10158

     Morgan Stanley Group Inc./2/                  963,325      7.1%
     125 Avenue of the Americas
     New York, New York 10020

     Morgan Stanley Asset/3/                       958,425      7.1%
     Management Inc.
     125 Avenue of the Americas
     New York, New York 10020

____________________

     /1/ Of the amount shown, the reporting person shares voting power for 943,000 shares of common stock and shares the power to dispose of all of the shares of common stock.

     /2/ Of the amount shown, the reporting person shares voting power for 362,325 shares of common stock and shares the power to dispose of all of the shares of common stock. The shares of common stock listed include all of the shares of common stock listed for Morgan Stanley Asset Management Inc.

     /3/ Of the amount shown, the reporting person shares voting power for 357,425 shares of common stock and shares the power to dispose of all of the shares of common stock. The shares of common stock listed comprise a portion of the shares of common stock listed for Morgan Stanley Group, Inc.

     Management. The following table sets forth information obtained from the directors and executive officers of the Company as to their beneficial ownership of the Company's voting common stock as of November 29, 1996. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which rule includes as beneficially owned all shares of common stock which the person or group has the right to acquire pursuant to stock options exercisable within the next 60 days ("Currently Exercisable Options"). Unless indicated otherwise, each stockholder holds sole voting and investment power with regard to the shares of common stock.

                                         NUMBER OF  NUMBER OF
     BENEFICIAL OWNER                     SHARES    OPTIONS    PERCENT/1/
     ----------------                    ---------  ---------  -----------

     J. Clifford Hudson/2/                 360,908   83,758         3.2%
     Michael R. Shumsky/3/                  10,207   17,485          (4)
     Lewis B. Kilbourne/5/                  10,417   26,348          (4)
     Pattye Moore/6/                         8,545   38,259          (4)
     Warner Van Sciver                      26,295   35,316          (4)
     Dennis H. Clark/7/                    215,758    5,000         1.6%
     Leonard Lieberman                         369   15,000          (4)
     H. E. Rainbolt                          5,000    5,000          (4)
     Frank E. Richardson                   318,723   15,000         2.5%
     Robert M. Rosenberg                    21,000   15,000          (4)
     E. Dean Werries                        10,300    5,000          (4)
     Directors and executive officers
      as a group (22 persons)/8/         1,014,933  309,871         9.5%
--------------------

     /1/ Pursuant to Rule 13(d)(3), the Company includes the shares of common stock underlying the Currently Exercisable Options as outstanding for the purposes of computing the percentage ownership of the person or group holding those options but not for the purposes of computing the percentage ownership of any other person.

     /2/ The amount shown includes (a) 186,587 shares of common stock held by Mr. Hudson in trust for himself, (b) 149,980 shares of common stock held by Mr. Hudson's wife in trust for herself (of which Mr. Hudson disclaims beneficial ownership), (c) 8,000 shares of common stock held by Mr. Hudson in trust for his two minor children (of which Mr. Hudson disclaims beneficial ownership), (d) 4,341 shares of common stock held for Mr. Hudson in the Company's 401(k) plan, and (e) 12,000 shares of restricted common stock subject to not vesting as described above under "Long-term Incentive Plans - Awards in Last Fiscal Year."

     /3/ The amount shown includes (a) 207 shares of common stock held for Mr. Shumsky in the Company's 401(k) plan and (b) 10,000 shares of restricted common stock subject to not vesting as described above under "Long-term Incentive Plans
- Awards in Last Fiscal Year."

     /4/ The amount represents less than 1% of the Company's outstanding shares of common stock.

     /5/ The amount shown includes (a) 417 shares of common stock held for Mr. Kilbourne in the Company's stock purchase plan and (b) 10,000 shares of restricted common stock subject to not vesting as described above under "Long-term Incentive Plans - Awards in Last Fiscal Year."

     /6/ The amount shown includes (a) 395 shares of common stock held for Ms. Moore in the Company's 401(k) plan and (b) 8,000 shares of restricted common stock subject to not vesting as described above under "Long-term Incentive Plans
- Awards in Last Fiscal Year."

     /7/ The amount shown includes 45,010 shares of common stock owned by Mr. Clark's wife.

     /8/ The amount includes (a) 4,943 shares of common stock held for certain executive officers in the Company's 401(k) plan and (b) 828 shares of common stock held for certain executive officers in the Company's stock purchase plan.

     Changes in Control. The Company knows of no arrangements (including the pledge by any person of securities of the Company), the operation of which may result at a subsequent date in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases two parcels of real estate, upon which it operates two Company-owned restaurants, from Plains Realty Corp. ("Plains"), a corporation owned in part by J. Clifford Hudson, President, Chief Executive Officer, and a director of the Company, and Dennis H. Clark, a director of the Company. The Company is leasing both parcels pursuant to 15-year leases entered into in 1988 and 1989. One of the leases expires in June of 2004 and the other in June of 2005. During the last fiscal year, the Company paid Plains a total of $82,774.28 in rent pursuant to those two leases. The Company believes that the terms and conditions of the leases are no less favorable than those it could have obtained from third parties in arm's length transactions.

     In March of 1994, the Company entered into an agreement with Dennis H. Clark, a director of the Company and then President of Sonic Restaurants, Inc., relating to his leaving the Company's employment and returning to his previous career as a Sonic franchisee. Under his employment agreement, Mr. Clark had the right to receive an amount equal to 12 months' salary and to purchase six Sonic drive-in restaurants in Monroe, Louisiana. In exchange for Mr. Clark's foregoing those rights, the Company sold its interest in two Sonic drive-in restaurants to Mr. Clark and provided him with the financing necessary to purchase the interests pursuant to two promissory notes, having terms of 10 and 15 years, each at 7% interest, and secured by Mr. Clark's interest in the restaurants. Pursuant to the new agreement, the Company also issued an area development agreement to Mr. Clark for the city of Plano, Texas, and a portion of the southwest corner of Collin County, Texas, calling for the development of seven restaurants over five years and the waiver of the initial franchise fee for three of those restaurants. The Company also committed to assist Mr. Clark with obtaining financing for up to six Sonic drive-in restaurants upon terms comparable to those which the Company could obtain. Pursuant to that agreement, the Company has entered into asset repurchase agreements with the lender relating to approximately $4.2 million of financing for the development of six Sonic drive-in restaurants. Those agreements obligate the Company to purchase the collateral securing the financing at their fair market value in the event of a default under the terms of the financing documents. The collateral consists of 70,016 shares of common stock of the Company and the real estate and operating assets of the Sonic drive-in restaurants. As of August 31, 1996, the outstanding principal balance of the financing covered by the asset repurchase agreements equaled approximately $3 million. The outstanding principal balance of the secured loans made to Mr. Clark by the Company as of August 31, 1996, equaled approximately $553,000.

     H. E. Rainbolt, a director of the Company, is Chairman of the Board and a principal stockholder of BancFirst Corp., the holding company of BancFirst of Oklahoma City. BancFirst is a participant in the Company's $60 million revolving line of credit. During the last fiscal year, the largest amount outstanding under that line of credit was approximately $11.5 million, in which BancFirst participated in approximately $1.4 million.

     In connection with Kenneth L. Keymer's employment with the Company as President of Sonic Industries Inc. in August of 1996, the Company guaranteed a loan to Mr. Keymer in the amount of $517,000 from Liberty Bank and Trust Company of Oklahoma City, N.A. Mr. Keymer used the proceeds of that loan to purchase a home in the Oklahoma City metropolitan area pending the sale of his previous residence in Memphis, Tennessee. Mr. Keymer must repay the loan in full upon the earlier of the sale of his residence in Memphis or August, 1997.

SECTION 16 COMPLIANCE

     Based upon a review of the original and amended Forms 3 and 4 furnished to the Company during its last fiscal year and the original and amended Forms 5 furnished to the Company with regard to its last fiscal year, the Company does not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

                AMENDMENT OF 1991 SONIC CORP. STOCK OPTION PLAN

GENERAL

     Adoption of Amendment. On November 14, 1996, the Stock Plan Committee adopted and the Board of Directors approved an amendment to the 1991 Sonic Corp. Stock Option Plan (the "Stock Option Plan") to increase the number of shares of common stock reserved for issuance pursuant to the Stock Option Plan by 530,000 shares of common stock to a total of 1,870,000 shares of common stock of the Company, subject to the approval of the Company's stockholders at its next annual meeting of stockholders. When it originally adopted the Stock Option Plan, the Company reserved 805,892 shares of common stock for issuance pursuant to stock options granted under the plan and increased that amount by an amendment in August of 1993 to 1,245,000 shares of common stock and, again, to 1,340,000 in November of 1995. As of November 22, 1996, the Company had 917,741 options outstanding and 41,363 remaining options available for issuance pursuant to the Stock Option Plan.

     Purpose of Amendment. The stockholders of the Company approved the Stock Option Plan in 1991 as a key element of the Company's executive compensation program because stock-based incentive compensation ties executive compensation directly to the performance of the Company's common stock. The Stock Option Plan enables the Company to attract and retain the services of its eligible employees and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by increasing their personal stake in the Company. In order that the plan may continue to serve its intended purposes, the proposed amendment would increase the number of shares of common stock available for issuance under the Stock Option Plan. TOWERS PERRIN, THE COMPANY'S INDEPENDENT COMPENSATION CONSULTANT, HAS REVIEWED THE PROPOSED INCREASE AND HAS CONFIRMED THAT THE INCREASE WOULD PLACE THE TOTAL NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN BELOW THE AVERAGE AMOUNT SIMILARLY RESERVED BY THE COMPANY'S PEER GROUP OF COMPANIES (APPROXIMATELY 13.2%). UNDER THE COMPANY'S PLAN, IF AMENDED, THE TOTAL NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN AND THE STOCK INCENTIVE PLAN WILL EQUAL APPROXIMATELY 11.9%. Because the Board of Directors views the continued operation of the Plan to be in the best interests of the Company, the Board of Directors is requesting that the stockholders approve and ratify the amendment of the Stock Option Plan.

AMENDMENT

     The text of the amendment to the 1991 Sonic Corp. Stock Option Plan as approved by the Stock Plan Committee and the Board of Directors on November 14, 1996, appears as follows:

          6. Stock Subject to the Plan.  Subject to the adjustment as provided
             -------------------------
     in Section 13 hereof, Options may be issued pursuant to the Plan with respect to a number of Shares that, in the aggregate, does not exceed 1,870,000 Shares.

SUMMARY OF THE PLAN

     Administration. A committee consisting of not less than three directors of the Company appointed by the Board of Directors administers the plan. In that regard, the Board of Directors has appointed the Stock Plan Committee to administer the plan. The committee has sole and final authority to interpret the provisions of the plan and the terms of any option issued under it and to promulgate and interpret the rules and regulations relating to the plan and options which it deems necessary or desirable. Members of the committee do not receive any additional compensation for their services in connection with their administration of the Stock Option Plan.

     Eligibility and Participation. The plan provides for the granting of options to qualified employees of the Company. Key employees (as determined by the Stock Plan Committee), who do not own 10% or more of the outstanding shares of common stock of the Company, may receive stock options under the plan. Currently, 54 employees hold stock options under the plan.

     Terms and Conditions of Options. An option certificate, in the form adopted by the committee, evidences each option granted under the Stock Option Plan and sets forth the terms and conditions governing the option, including the number of shares of common stock to which it relates, the price at which the holder may purchase the underlying shares of common stock, when the holder may exercise the option, and when the option expires.

          Number of Shares. The Stock Plan Committee determines the number of shares of common stock covered by each stock option granted under the plan.

          Exercise of the Options. The holder may exercise an option by the delivery to the Company of a written notice signed by the holder, which specifies the number of shares of common stock as to which the holder is exercising the option and the date of the proposed exercise. The holder may pay for the shares of common stock being purchased in cash (by certified check or bank cashier's check), in shares of common stock owned by the holder and valued at their fair market value on the date of exercise, or in a combination of cash and shares of common stock.

          Rights as a Stockholder. The holder of an option under the Stock Option Plan will not have any rights with respect to the shares of common stock underlying the option until exercised in the manner provided by the plan and the Company actually issues the shares of common stock to the holder. Accordingly, the Company will not make any adjustment for dividends or other rights for which the record date precedes the date of issuance of shares of common stock under the option. However, the Company will adjust the number of shares of common stock underlying an option under certain other circumstances. See "Adjustments Upon Changes in Capitalization," below.

          Exercise Price of the Options. The exercise price of the options will equal the fair market value of the Company's common stock on the date of the grant of the options. The fair market value will equal the average of the closing bid and ask price for the Company's common stock, as reported on the Nasdaq National Market. On November 29, 1996, the average of the closing bid and ask price for the Company's common stock equaled $23 per share.

          Vesting and Termination of the Options. Unless the Stock Plan Committee specifies otherwise, each option granted under the plan becomes exercisable with regard to one-third of the shares of common stock underlying the option on each of the three anniversary dates of the grant of the option. The holder of the option may exercise it, once exercisable, at any time prior to its expiration, cancellation or termination. The options terminate upon the termination of the employee's employment with the Company. The holder may make partial exercises of the option as long as the partial exercise covers a number of shares of common stock having a purchase price of at least $1,000 and covers a whole number of shares of common stock. The options granted under the plan become fully exercisable upon an employee's retirement, disability or death and upon a change in control of the Company. A change in control of the Company takes place for the purposes of the plan if any one or more of the following events occur:

               (1) Any person acquires direct or indirect beneficial ownership of 25% or more of the combined voting power of the Company's then outstanding securities.

               (2) Any person acquires direct or indirect beneficial ownership of 10% or more of the combined voting power of the Company's then outstanding securities and, during the two-year period beginning at that time, persons who at the beginning of the period made up the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

               (3) The Company's stockholders approve an agreement to merge or consolidate the Company with another corporation and, during the period beginning six months before the approval and ending two years after the approval, persons who at the beginning of the period made up the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

               (4) During any two-year period, persons who at the date on which the period begins made up a majority of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

          Expiration of Options. An option granted under the Stock Option Plan expires 10 years after the date of its grant, unless terminated earlier as described above.

          Non-transferability of the Options. The holder of an option granted under the Stock Option Plan does not have the right to transfer the option, except by will or the laws of descent and distribution. Only the holder of an option may exercise the option during his or her lifetime.

          Other Provisions. Nothing in the Stock Option Plan confers upon any holder any right with regard to the continuation of his or her employment with the Company or interferes in any way with the right of the Company, at any time, to terminate the option holder's employment with the Company.

     Adjustments upon Changes in Capitalization. If the Company subdivides or combines its common stock, whether by reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, the number of shares of common stock authorized under the plan, the number of shares of common stock then subject or relating to unexercised options granted under the plan, and the exercise price per share will adjust proportionately. In the event of any capital reorganization or reclassification of the Company's common stock other than as described above, the Stock Plan Committee may make an appropriate adjustment in the number and class of shares of capital stock authorized under the plan and the number of shares of common stock then subject or relating to unexercised options granted under the plan.

     Amendment or Termination. The Stock Plan Committee, at any time and from time to time, may suspend, discontinue, modify or amend the plan in any respect. However, the Stock Plan Committee may not suspend, discontinue, modify or amend the plan to affect adversely the rights of an option holder with regard to any grants previously made without the option holder's approval, and the Stock Plan Committee may not amend the provisions relating to eligibility, number or exercise price of the options, duration of the options, or conditions relating to the exercise of the options more than once every six months, other than to comply with changes in federal tax laws. No amendment or modification which (1) materially increases the benefits accruing to the option holders, (2) increases the number of shares of common stock authorized by the plan (except as set forth under "Adjustments Upon Changes in Capitalization," above), or (3) modifies the requirements as to eligibility for participation under the plan will become effective without stockholder approval. The plan will continue in effect for 10 years after the original date of its adoption.

     Federal Tax Aspects. The following material provides only a brief summary of the federal income tax aspects of the Stock Option Plan based on the tax laws in effect as of the mailing date of this proxy statement. The summary is not exhaustive and does not describe a number of special tax rules, including the alternative minimum tax and various elections which may apply under certain circumstances.

          Taxable Income upon Grant. An employee will not recognize federal taxable income upon the grant of an option under the Stock Option Plan.

          Incentive Stock Options. A holder who exercises an incentive stock option will not recognize any taxable income at the time of exercise, nor will the Company receive a deduction. However, the difference between the exercise price and the fair market value of the shares of common stock on the exercise date constitutes a tax preference item for purposes of determining a participant's alternative minimum tax. A disposition of the purchased shares after the expiration of the required holding periods will subject the holder to taxation at long-term capital gains rates in the year of disposition in an amount determined under the Internal Revenue Code and the Company will not have the right to a deduction for federal income tax purposes. A disposition of the purchased shares prior to the expiration of the applicable holding periods will subject the holder to taxation at ordinary income rates in the year of disposition in an amount determined under the Internal Revenue Code and the Company generally will have the right to a corresponding deduction.

          Non-qualified Stock Options. A holder who exercises a non-qualified stock option will recognize ordinary income in the year the holder exercises the option equal to the amount by which the fair market value of the purchased shares of common stock exceeds the option exercise price, and the Company generally will have the right to a corresponding deduction for federal income tax purposes. If the holder pays the exercise price under a non-qualified stock option in the form of shares of common stock of the Company, the holder will not recognize any taxable income to the extent that the shares of common stock received upon the exercise of the option equal the number of shares of common stock delivered in payment of the option exercise price. For federal income tax purposes, those newly acquired shares of common stock will have the same basis and holding period as the delivered shares of common stock. The holder generally will have to report all additional shares of common stock received upon the exercise as ordinary income for the year of exercise in an amount equal to the fair market value of the additional shares of common stock as of the date of the exercise. Those additional shares of common stock will have a tax basis equal to their fair market value and their holding period for tax purposes will begin on the date of their transfer to the holder.

          Withholding Taxes. The Company will have the right to require the holder to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding requirements, if any, prior to the delivery of any certificate for shares of common stock acquired pursuant to the exercise of the options. Notwithstanding the foregoing but subject to the approval of the Stock Plan Committee, a holder may tender to the Company a number of shares of common stock or the Company may withhold a number of shares of common stock, the fair market value of which will satisfy the federal, state and local tax requirements.

ANTI-TAKEOVER EFFECT

     The provisions of the Stock Option Plan which make the options immediately exercisable upon a change in control of the Company may have an anti-takeover effect and may constitute a factor in delaying, deferring or preventing a tender offer or takeover attempt that a stockholder otherwise might consider in the stockholder's best interest, including attempts that might result in a premium over the market price for the shares of common stock held by the stockholder. Management of the Company believes, however, that the benefits of the plan as described under "Purpose of the Amendment," above, more than outweigh the anti-takeover effect, if any, of the plan.

REQUIRED VOTE

     The amendment to the Stock Option Plan requires approval by the affirmative vote of the holders of a majority of the Company's outstanding shares of common stock present in person or by proxy and voting at the meeting. If the stockholders do not vote a sufficient number of shares of common stock in favor of the amendment, the amendment will not take effect. The Stock Plan Committee has not decided what action, if any, it may take if that happens.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE ADOPTION OF THE AMENDMENT TO THE STOCK OPTION PLAN.

    APPROVAL AND RATIFICATION OF THE SONIC CORP. 1995 STOCK INCENTIVE PLAN

GENERAL

     Adoption of Plan. On November 30, 1995, the Stock Plan Committee recommended and the Board of Directors adopted the Sonic Corp. 1995 Stock Incentive Plan (the "Stock Incentive Plan"), which provides for the issuance of up to 120,000 shares of restricted common stock of the Company pursuant to the plan.

     Purpose of the Plan. The Board of Directors adopted the Stock Incentive Plan to provide an additional incentive to motivate and financially reward certain executive officers of the Company who contribute to the long-term growth and profitability of the Company in a manner based on the financial performance of the Company. TOWERS PERRIN, THE COMPANY'S INDEPENDENT COMPENSATION CONSULTANT, HAS REVIEWED THE STOCK INCENTIVE PLAN AND HAS CONFIRMED THAT THE NUMBER OF SHARES OF COMMON STOCK AND GENERAL TERMS UNDER THE STOCK OPTION PLAN AND THE STOCK INCENTIVE PLAN COMPARE FAVORABLY WITH SIMILAR PLANS ADOPTED BY THE COMPANY'S PEER GROUP OF COMPANIES. Because the Board of Directors views the Stock Incentive Plan as in the best interests of the Company, the Board of Directors is requesting that the stockholders approve and ratify the plan and the existing awards under the plan.

SUMMARY OF THE PLAN

     Administration. The Stock Plan Committee, appointed by the Board of Directors, administers the Stock Incentive Plan. The committee has sole and final authority to interpret the provisions of the plan and the terms of any awards issued under it and to promulgate and interpret the rules and regulations relating to the plan and awards which it deems necessary or desirable. Members of the committee do not receive any additional compensation for their services in connection with their administration of the Stock Incentive Plan.

     Terms and Conditions of Awards. Under the Stock Incentive Plan, the Stock Plan Committee may award and issue shares of restricted common stock of the Company in amounts determined in the sole discretion of the committee to each key employee selected to participate in the plan. Each award of restricted common stock will be granted pursuant to the terms of an award agreement. The award agreement will contain the performance criteria, terms, conditions and restrictions which the Stock Plan Committee may determine at the time of each award. Those terms and performance criteria will provide that the shares of common stock are subject to non-vesting if the Company does not achieve certain annual performance criteria as specified in the award agreement. As the Company achieves the specified performance criteria, the portion of the award tied to the criteria will vest. Until the shares of restricted common stock vest, an escrow agent will hold the shares of restricted common stock. However, the participant will have the right to vote the shares of common stock and receive any dividends on those shares. If the Company does not achieve the performance criteria, the portion of the award tied to that criteria will not vest and the right to receive dividends and to vote that portion of the shares of restricted common stock will terminate. Upon vesting, all restrictions on the vested portion will terminate and the participant will have the right to receive certificates representing the shares of vested common stock. The Stock Incentive Plan also provides that, upon a change in control of the Company not approved by the Board of Directors, the vesting of any outstanding awards will accelerate to the time of the change in control.

     Eligibility and Participation. The plan provides for the granting of awards to key employees of the Company selected by the Stock Plan Committee in its sole and absolute discretion. Currently, six executive officers of the Company have received awards under the plan. The following table sets forth information regarding awards under the Stock Incentive Plan during the last fiscal year to the Company's chief executive officer and certain other executive officers of the Company:


     NAME AND POSITION                                    VALUE ($)(1)   NUMBER OF SHARES
     -----------------                                    -----------    ----------------

     J. Clifford Hudson                                   $  228,000             12,000/2/
     President and Chief Executive Officer

     Michael R. Shumsky                                   $  220,000             10,000/2/
     President, Sonic Restaurants, Inc.

     Lewis B. Kilbourne                                   $  220,000             10,000/2/
     Senior Vice President and Chief Financial Officer

     Pattye T. Moore                                      $  176,000              8,000/2/
     Senior Vice President of Marketing and Brand
     Development of Sonic Industries Inc.

     All Executive Officers as a Group                    $1,451,500             67,000/2/
--------------------

 /1/The Company calculated the dollar amounts set forth above based on the closing sales price of the Company's common stock on the date of grant.

 /2/The award agreements provide that one-third of the award will vest annually if the Company achieves both of the following goals during the designated fiscal years. The amounts presented for the named executive officers equal two-thirds of the initial award to each recipient and exclude one-third of the initial award because of the failure of the Company to meet the earnings per share goal set forth below for the last fiscal year.


                FISCAL YEAR    EARNINGS PER SHARE    REVENUES
                -----------    ------------------    ------------

                     1996             $1.26          $148,560,000
                     1997             $1.51          $178,272,000
                     1998             $1.81          $213,926,000
                     1999             $2.17          $256,711,000

  The earnings per share component of the performance criteria requires that the Company achieve the earnings per share goals after giving effect to the issuance of the shares of common stock pursuant to the restricted stock award. Given that requirement, to the extent the Company achieves the earnings per share goal for any fiscal year, then the award will vest in an amount equal to the number of shares of restricted stock which the Company may award without reducing the Company's earnings per share for the fiscal year below the goal for that year.

_________________

     Adjustments upon Changes in Capitalization. If the Company subdivides or combines its common stock, whether by reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, the number of shares of common stock awarded under the plan and the earnings per share targets will adjust proportionately. In the event of any capital reorganization or reclassification of the Company's common stock other than as described above, the Stock Plan Committee may make an appropriate adjustment in the number and class of shares of capital stock awarded under the plan.

     Amendment or Termination. The Company, at any time and from time to time, may amend the plan in any respect. However, any amendment may not deprive a participant the right to receive an award previously vested at the applicable point in time. The Stock Incentive Plan will continue until August 31, 2005, if not terminated earlier by the Company.

     Federal Tax Aspects. A participant will not recognize federal taxable income at the time of initial award of restricted shares of common stock under the Stock Incentive Plan. A participant, however, will recognize ordinary income on each vesting portion of the award as and when it vests, and the Company will have the right to take a corresponding deduction from its income taxes. The amount of income to the participant (and corresponding deduction to the Company) will equal the fair market value of the common stock at the time of vesting. The amount will constitute a tax preference item for purposes of determining the participant's alternative minimum tax. Under the terms of the plan, the Company will withhold that portion of any vesting shares of restricted common stock having a fair market value sufficient to satisfy any federal, state and local withholding requirements.

ANTI-TAKEOVER EFFECT

     The provisions of the Stock Incentive Plan which cause the shares of common stock to vest immediately upon a change in control of the Company may have an anti-takeover effect and may constitute a factor in delaying, deferring or preventing a tender offer or takeover attempt that a stockholder otherwise might consider in the stockholder's best interest, including attempts that might result in a premium over the market price for the shares of common stock held by the stockholder. Management of the Company believes, however, that the benefits of the plan as described under "Purpose of the Plan," above, more than outweigh the anti-takeover effect, if any, of the plan.

REQUIRED VOTE

     The approval and ratification of the Stock Incentive Plan and the existing awards under the plan requires approval by the affirmative vote of the holders of a majority of the Company's outstanding shares of common stock present in person or by proxy and voting at the meeting. The Stock Plan Committee has not decided what action it may take if the stockholders do not vote a sufficient number of shares of common stock in favor of the Stock Incentive Plan and the existing awards.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE STOCK INCENTIVE PLAN.

                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, based on the recommendation of the Audit Committee, has re-appointed the firm of Ernst & Young LLP, independent auditors, as the Company's auditors for the fiscal year ending August 31, 1997, subject to the approval and ratification by the stockholders. Ernst & Young LLP has served as the Company's auditors since 1984. The Company expects one or more representatives of Ernst & Young LLP to attend the annual meeting in order to respond to any appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which may come before the annual meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

                          ANNUAL REPORT ON FORM 10-K

          THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH STOCKHOLDER SOLICITED TO VOTE AT THE ANNUAL MEETING, ON THE WRITTEN REQUEST OF THE STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED AUGUST 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. EACH WRITTEN REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING. STOCKHOLDERS SHOULD DIRECT THE WRITTEN REQUEST TO THE COMPANY TO RONALD L. MATLOCK, SECRETARY, 101 PARK AVENUE, OKLAHOMA CITY, OKLAHOMA 73102.

                AMENDMENT TO 1991 SONIC CORP. STOCK OPTION PLAN

     The text of the amendment to the 1991 Sonic Corp. Stock Option Plan as approved by the Stock Plan Committee and the Board of Directors on November 14, 1996, appears as follows:

          6. Stock Subject to the Plan.  Subject to the adjustment as provided
             -------------------------
     in Section 13 hereof, Options may be issued pursuant to the Plan with respect to a number of Shares that, in the aggregate, does not exceed 1,870,000 Shares.

                           1995 STOCK INCENTIVE PLAN

        SONIC CORP., a Delaware corporation (the "Company"), hereby adopts the Sonic Corp. Stock Incentive Plan upon the following terms and conditions:

                                   ARTICLE I

                           Name and Purpose of Plan
                           ------------------------

        1.1  Name of Plan. This Plan shall be hereafter known as the SONIC CORP.
             ------------
1995 STOCK INCENTIVE PLAN.

        1.2  Purpose. The purpose of the Plan is to provide Key Employees who
             -------
are selected to be Participants under the Plan an incentive to motivate and financially reward such individuals who contribute to the long term growth and profitability of the Company, with such reward to be based on the financial performance of the Company, including its Subsidiaries, during Performance Cycles.

        1.3  Type of Plan. This Plan shall be considered as a "nonqualified
             ------------
deferred compensation plan" which is to be sponsored by the Company solely for the purpose of providing a supplemental income for certain Key Employees who contribute materially to the continued growth, development and future business success of the Company. It is the intention of the Company that this Plan and any Agreements entered into pursuant to the Plan be administered as an unfunded welfare benefit plan established and maintained for a select group of Key Employees.

                                  ARTICLE II

                         Definitions and Construction
                         ----------------------------

        2.1  Definitions. Where the following capitalized words and phrases
             -----------
appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

             (a) Agreement. The word "Agreement" shall mean that certain
                 ---------
        agreement which will be entered into by and between the Company and the Participant which represents the Participant's Award for a particular Performance Cycle as provided in Section 3.3 hereof.

             (b) Anniversary Date: The words "Anniversary Date" shall mean
                 ----------------
        August 31, which is end of the fiscal year of the Company.

             (c) Award:  The word "Award" shall mean, with respect to any
                 -----
        Participant, the number of shares of Restricted Stock granted to the Participant at the beginning of each Performance Cycle.

             (d) Beneficiary:  The word "Beneficiary" shall mean that person
                 -----------
        designated by the Participant pursuant to Section 6.2 hereof who may be entitled to receive such Participant's Award in the event of the death of the Participant.

             (e) Board: The word "Board" shall mean the Board of Directors of
                 -----
        the Company.

             (f) Change of Control: The words "Change of Control" shall mean the
                 -----------------
        change in the control of the Company as described in Section 9.1 hereof.

             (g) Code:  The word "Code" shall mean the Internal Revenue Code of
                 ----
        1986, as amended.

             (h) Committee:  The word "Committee" shall mean the committee
                 ---------
        appointed by the Board which in accordance with Article X herein will administer the Plan.

             (i) Common Stock: The words "Common Stock" shall mean the shares of
                 ------------
        common stock, $.01 par value per share of the Company.

             (j) Company:  The word "Company" shall mean Sonic Corp., or its
                 -------
        successor.

             (k) Disability: The word "Disability" shall mean a physical or
                 ----------
        mental condition arising during employment with the Employer whereby a Participant has become totally and permanently disabled.

             (l) Effective Date:  The words "Effective Date" shall mean the date
                 --------------
        that this Plan shall have been approved by the Board, which is the date that this Plan shall be effective for all purposes.

             (m) Eligible Spouse:  The words "Eligible Spouse" shall mean the
                 ---------------
        spouse to whom the Participant is married on his date of death.

             (n) Employer:  The word "Employer" shall mean either the Company or
                 --------
        any Subsidiary.

             (o) Escrow:  The word "Escrow" shall mean that separate arrangement
                 ------
        under which Restricted Stock will be held pending distribution to the Participant on the Vesting Date or as otherwise provided in the Plan.

             (p) Escrow Agent: The words "Escrow Agent" shall mean the person or
                 ------------
        entity who shall administer the Escrow.

             (q) Incumbent Board.  The words "Incumbent Board" shall mean the
                 ---------------
        individuals who, as of the date hereof, constitute the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

             (r) Key Employees: The words "Key Employee" shall mean any full
                 -------------
        time employee of the Company or a Subsidiary who holds the position of Chairman, Chief Executive Officer, President, Executive Vice President, Senior Vice President or Vice President or any other employee of the Company or a Subsidiary who is selected for participation in the Plan.

             (s) Participant: The word "Participant" shall mean a Key Employee
                 -----------
        who has been selected by the Committee.

             (t) Performance Cycle:  The words "Performance Cycle" shall mean a
                 -----------------
        fixed period of time determined by the Committee over which Awards may be earned by the Participant.

             (u) Performance Goals: The words "Performance Goals" shall mean
                 -----------------
        those factors, goals and criteria selected by the Committee which must be met by the Participant during the Performance Cycle in order for a Participant to earn his Award, or to become vested in his Award, under the Performance Vesting Schedule.

             (v) Performance Vesting Schedule:  The words "Performance Vesting
                  ----------------------------
        Schedule" shall mean that schedule selected by the Committee which shall contain the Performance Goals which must be met during the applicable Performance Cycle in order for a Participant to become vested in his Award under the Performance Vesting Schedule.

             (w) Plan:  The word "Plan" shall mean the "Sonic Corp. 1995 Stock
                 ----
        Incentive Plan," as set forth in this instrument, and as hereafter amended from time to time.

             (x) Restricted Stock: The words "Restricted Stock" shall mean those
                 ----------------
        shares of Common Stock which a Participant may earn as provided in
        Article V hereof.

             (y) Retirement:  The word "Retirement" shall mean a Participant's
                 ----------
        termination of employment with the Company or a Subsidiary after attaining the age of 65 years or later or, at the discretion of the Committee, after attaining the age of 55 years or later.

             (z) Service Vesting Schedule.  The words "Service Vesting Schedule"
                 ------------------------
        shall mean the period of employment service with the Employer established by the Committee which must be met in order for a Participant to become vested in his Award under the Service Vesting Schedule.

             (aa) Subsidiary:  The word "Subsidiary" shall mean any corporation
                  ----------
        with 80% or more of its voting common stock being owned, directly or indirectly, by the Company.

             (bb) Vesting Date:  The words "Vesting Date" shall mean the date on
                  ------------
        which a Participant becomes vested in his Award after satisfying the requirements, if any, of any Performance Vesting Schedule and/or Service Vesting Schedule; provided, however, that no Participant may become vested in his Award within six months from date the Award is granted.

             (cc) Year: The word "Year" shall mean the fiscal year of the
                  ----
        Company.

        2.2  Construction: The masculine gender, wherever appearing in the Plan,
             ------------
shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

                                  ARTICLE III

                                 Participation
                                 -------------

        3.1  Selection for Participation. In order to be eligible for
             ---------------------------
participation in the Plan, a Key Employee of the Company must be selected by the Committee. Selection for participation in the Plan shall be in the sole and absolute discretion of the Committee.

        3.2  Participation In Consideration for Future Services. Selection of a
             --------------------------------------------------
Key Employee by the Committee for participation in the Plan and the granting of any Award will be deemed to be for all purposes in consideration of future services to be rendered by the Key Employee to the Company or its Subsidiaries.

        3.3  Award Agreements. Any Key Employee selected by the Committee as a
             ----------------
Participant, shall, as a condition of participation, execute and return to the Committee an Agreement evidencing the Key Employee's participation in the Plan, the amount of his Award and his agreement to the terms and conditions of the Plan and the Agreement. A separate Agreement will be entered into by the Company and the Participant for each Performance Cycle.

                                  ARTICLE IV

                     Restricted Stock Subject to the Plan
                     ------------------------------------

        4.1  Number of Shares of Restricted Stock. Shares of Common Stock
             ------------------------------------
subject to Award under this Plan in the form of Restricted Stock shall not exceed in the aggregate One Hundred Twenty Thousand (120,000) shares of the Common Stock of the Company. Either authorized and unissued shares or treasury shares may be subject to Award and delivered pursuant to the Plan. If any Restricted Stock issued to a Participant is forfeited as provided in this Plan, the Committee may reissue such Restricted Stock to Participants.

                                   ARTICLE V

                                  The Awards
                                  ----------

        5.1  Amount of Awards. The Award granted to each Participant for each
             ----------------
Performance Cycle, expressed as a number of shares of Restricted Stock, is determined solely in the discretion of the Committee. Awards of Restricted Stock will be paid in Common Stock of the Company. Each Award of Restricted Stock shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case.

        5.2  Restricted Stock Held in Escrow. The Committee shall cause a
             -------------------------------
certificate to be delivered to the Escrow Agent (appointed pursuant to Section
5.3 below) registered in the name of the

Participant representing the total number of shares of Restricted Stock represented by his Award and a copy of the Agreement relating to such Award in accordance with the following:

             (a) Any such certificate shall be legended to indicate that the shares of Restricted Stock represented thereby are subject to the terms and conditions of the Award and the Plan.

             (b) Restricted Stock held by the Escrow Agent in the Escrow shall constitute issued and outstanding shares of Common Stock of the Company for all corporate purposes, and the Participant shall, unless the Agreement shall provide otherwise, receive all dividends thereon and shall have the right to vote such shares; provided, however, that the right to receive such dividends and to vote such shares shall forthwith terminate with respect to unvested shares of Restricted Stock of any Participant whose Award has been forfeited as provided in this Plan or the Agreement.

             (c) While such Restricted Stock is held in Escrow and until such Restricted Stock has become fully vested on the Vesting Date, it shall be subject to the restrictions set forth in Section 7.1 of the Plan.

             (d) As such Restricted Stock shall vest from time to time in the Participant in accordance with his Award, the Escrow Agent shall deliver to such Participant or his respective Beneficiary (in the case of the Participant's death) certificates representing such vested shares of Restricted Stock. As a condition precedent to delivering a certificate representing shares of Restricted Stock covered by an Award to the Escrow Agent, the Committee may require the Participant to deliver to the Escrow Agent a duly executed irrevocable stock power or powers (in blank) covering the Restricted Stock represented by such certificate.

             (e) Certificates representing unvested shares of Restricted Stock held by the Escrow Agent for the benefit of any Participant whose Award (to the extent then unvested) has been forfeited shall be returned (together with the related stock power) by the Escrow Agent to the Company.

             (f) The Company shall have no liability to issue any Restricted Stock hereunder unless such Restricted Stock and issuance thereof comply with any applicable federal or state securities laws or any other applicable laws.

             (g) Participants may be granted more than one Award. The granting of an Award shall not affect any outstanding Award previously made to a Participant under the Plan.

        5.3  Escrow Agent.  An Escrow Agent for the Escrow shall be appointed by
             ------------
the Committee for such period and upon such terms and conditions as the Committee deems appropriate. The Committee shall have the power to remove any person from the position of Escrow Agent and to appoint a substitute or successor Escrow Agent. The fees and expenses of the Escrow Agent shall be paid by the Company. The Escrow Agent shall not incur liability for any action taken pursuant to the Plan or any Award made thereunder so long as the Escrow Agent acts in good faith in accordance with the instructions of the Committee.

                                  ARTICLE VI

                               Payment of Award
                               ----------------

        6.1  Payment of Award.
             ----------------

             (a) General. With respect to each applicable Performance Cycle,
                 -------
        after satisfaction of any Performance Vesting Schedule and/or Service Vesting Schedule prescribed by the Committee, payment of Awards shall be made as soon as practicable following the Vesting Date which relates to the Award.

             (b) Special Circumstances.  In the event of termination of a
                 ---------------------
        Participant's employment due to death, Retirement or Disability, then any unvested Award of a Participant shall thereupon immediately be forfeited; provided, however, in the event of death of a Participant after the completion of three fiscal quarters for any Year in a Performance Cycle, the Award to such Participant shall vest for that Year if the Performance Goals for that year are otherwise achieved, and all unvested Restricted Stock subject to vesting for any Year thereafter shall be forfeited.

        6.2  Beneficiary Designation. In the event of the death of a Participant
             -----------------------
during a Performance Cycle, then, the Participant's Award, if any, to the extent vested prior to the death of the Participant, or to become vested as provided in
Section 6.1(b), shall be paid to the then surviving Beneficiary designated by the Participant on a form provided by the Committee, and, if there is no Beneficiary then surviving, such benefits will automatically be paid to the surviving Eligible Spouse of such Participant, otherwise to the estate of such Participant.

                                  ARTICLE VII

                          General Benefit Provisions
                          --------------------------

        7.1  Restrictions on Alienation of Benefits. No right or benefit under
             --------------------------------------
this Plan or the Agreement shall be subject in any manner to garnishment, attachment, anticipation, alienation, sale, transfer, assignment, gift, pledge, encumbrance, disposition, hypothecation, levy, execution or the claims of creditors, either voluntarily or involuntarily, and any attempt to so garnish, attach, anticipate, alienate, sell, transfer, assign, gift, pledge, encumber, dispose, hypothecate, levy or execute on the same shall be null and void, and neither shall such benefits or beneficial interests be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable.

        7.2  No Trust. Other than as specifically provided in this Plan, no
             --------
action under this Plan by the Company, its Board or the Committee shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant, his Beneficiary, or any other persons otherwise entitled to his Award. The status of the Participant and his Beneficiary with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the company who employs such Participant. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or his Beneficiaries or to be security for the performance of the obligations of the Company or any Subsidiary, but shall be and remain a general, unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company.


        7.3  Withholding For Income and Employment Taxes. Since all amounts to
             -------------------------------------------
be paid under the Plan and the related Agreement to a Participant are to be considered as supplemental compensation paid for services rendered by the Participant, the Company shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income, employment or other taxes relating to any payments made under this Plan, and accordingly, all amounts of Awards shall be subject to and reduced by the amount of such taxes. At such times as are required under applicable income, employment or other tax laws or regulations, the Company shall withhold a number of shares of Restricted Stock equal to the withholding deposit which is otherwise required with respect to such income or other employment taxes. Notwithstanding the withholding of such Restricted Stock, such shares shall still be considered to be subject to withholding taxes. The additional amount of tax which is due may be likewise paid either in cash or by the withholding of additional shares. The Participant may elect to pay any employment or withholding taxes by directing the Company to withhold from his salary, or, prior to the required time to withhold such taxes, to remit to the Company in cash, an amount sufficient to pay such income or other employment taxes.

        7.4  No Interest on Awards. All Awards to be paid hereunder will be paid
             ---------------------
without interest or investment earnings of any kind whatsoever except as otherwise specifically provided in the Plan.

        7.5  Payments by the Company or Subsidiary. The payments required to
             -------------------------------------
fund the cost of the Awards provided by the Plan shall be made solely by the Company or any Subsidiary whose Key Employees are participating in the Plan.

        7.6  Adjustment on Recapitalization. In case of a recapitalization,
             ------------------------------
stock split, merger, stock dividend, reorganization, combination, liquidation, or other change in the Common Stock of the Company, the Committee shall make such adjustment, if any, as it deems appropriate in the number or kind of shares of Common Stock which remain available under the Plan for further Awards. Unvested shares of Restricted Stock held by the Escrow Agent for the benefit of a Participant shall participate in any of such events to the same extent as any other issued and outstanding shares of Common Stock of the Company, but appropriate adjustments, if required, shall be made by the Committee, so that after giving effect to the occurrence of any of such events, the Escrow Agent shall continue to hold such unvested shares and/or any other securities delivered in respect thereof for the benefit of such Participant to the extent practicable upon the same terms and conditions of this Plan and of his Award, subject to the Change of Control provisions of Article IX.

                                 ARTICLE VIII

                      Provisions Relating to Participants
                      -----------------------------------

        8.1  Information Required of Participants. Payment of Awards shall be
             ------------------------------------
made as provided in this Plan and no formal claim shall be required therefor; provided, in the interests of orderly administration of the Plan, the Committee may make reasonable requests of Participants and

Beneficiaries to furnish information which is reasonably necessary and appropriate to the orderly administration of the Plan, and, to that limited extent, payments under the Plan are conditioned upon the Participants and Beneficiaries promptly furnishing true, full and complete information as the Committee may reasonably request.

        8.2  Benefits Payable to Incompetents. Any benefits payable hereunder to
             --------------------------------
a minor or other person under legal disability may be made, at the discretion of the Committee, (i) directly to the said person, or (ii) to a parent, spouse, relative by blood or marriage, or the legal representative of the said person. The Committee shall not be required to see to the application of any such payment, and the payee's receipt shall be a full and final discharge of the Committee's responsibility hereunder.

        8.3  Conditions of Employment Not Affected by Plan. The establishment
             ---------------------------------------------
and maintenance of the Plan shall not be construed as conferring any legal rights upon any Participant to the continuation of employment with the Employer, nor shall the Plan interfere with the rights of the Employer to discharge any Participant with or without cause.

                                  ARTICLE IX

                     Status of Awards on Change of Control
                     -------------------------------------

        9.1  Change of Control. In the event there has been a Change of Control
             -----------------
which: (i) has not been approved by the Incumbent Board of Directors or (ii) is the result of a tender offer or proxy solicitation not recommended or approved by the Incumbent Board of Directors, then the vesting of any Award shall be accelerated to the time of such Change of Control. In the event of any other Change of Control, the Committee, in its sole discretion, may accelerate the vesting of any Award, or terminate or cause the forfeiture of any unvested Awards. For the purposes of this Plan, the term "Change of Control" shall mean:

             (a) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock would convert into cash, securities or other property, other than a merger of the Company in which the holders of the Company's capital stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger;

             (b) Any sale, lease, exchange or other transfer (whether in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

             (c) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

             (d) Any person (as used in Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (within the meaning of Rule 13D-3 under the Exchange Act) of 50% or more of the Company's outstanding capital stock;

             (e) During any period of two consecutive years, individuals who at the beginning of that period constitute the entire Board of the Company cease for any reason to constitute a majority of the Board unless the election or the nomination for election by the Company's stockholders of each new director received the approval of the Board by a vote of at least two-thirds of the directors then and still in office and who served as directors at the beginning of the period; or

             (f) The Company becomes a subsidiary of any other corporation.

                                   ARTICLE X

                         Administration and Committee
                         ----------------------------

        10.1 Allocation of Responsibility for Plan Administration. The members
             ----------------------------------------------------
of the Committee shall serve at the pleasure of the Board and shall be the same as the Stock Plan Committee appointed by the Board. Any member may serve concurrently as a member of any other administrative committee of any other plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights (including stock appreciation rights). A member of the Committee may not be eligible to become a Participant in the Plan. The Committee shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet in special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any Agreements. Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any Agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

        10.2 Appointment of Committee. The Plan shall be administered by the
             ------------------------
Committee. All usual and reasonable expenses of the Committee incurred in administering the Plan may be paid in whole or in part by the Company.

        10.3 Records and Reports. The Committee shall exercise such authority
             -------------------
and responsibility as it deems appropriate in order to comply with governmental laws and regulations.

        10.4 Other Committee Powers and Duties. The Committee shall have such
             ---------------------------------
duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

             (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any Awards hereunder;

             (b) to establish the Performance Goals and any other factors relating to the Performance Vesting Schedule and the Service Vesting Schedule as such relate to the Awards;

             (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

             (d) to receive from the Company and from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

             (e) to furnish the Company upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate; and

             (f) to appoint and employ individuals and any other agents it deems advisable, including legal counsel, to assist in the administration of the Plan and to render advice with respect to any responsibility of the Committee, or any of its individual members, under the Plan.


        10.5 Rules and Decisions. The Committee may adopt such rules as it deems
             -------------------
necessary, desirable, or appropriate. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the accountants of the Company or the legal counsel of the Company.

                                  ARTICLE XI

                           Amendment and Termination
                           -------------------------

        11.1 Right to Amend or Alter Plan. The Plan may be amended by the
             ----------------------------
Company from time to time in any respect whatever by resolution of the Board. Any amendments may be made, which in the judgment of the Committee are necessary or advisable, provided that such amendments do not deprive a Participant, without his consent, of a right to receive his Award hereunder which has been previously vested by such Participant at the applicable point in time.

        11.2 Right to Terminate Plan. This Plan shall continue until terminated
             -----------------------
as provided in this Section 11.2. The Company expressly reserves the right to terminate this Plan in whole or in part at any time. Unless sooner terminated, this Plan shall terminate on August 31, 2005 (the "Termination Date"). Provided, if the Company elects to terminate the Plan prior to the Termination Date, the Company shall determine a proposed date of termination, and the Committee shall notify the Participants. Provided further, the termination of the Plan shall not cause a termination of any previously vested Award.

                                  ARTICLE XII

                            Resolution of Disputes
                            ----------------------

        12.1 Resolution of Disputes. The following provisions shall apply to any
             ----------------------
controversy between the Company and its Subsidiaries and the Participant (including any director, officer, employee, agent or affiliate of the Company and its Subsidiaries) relating to this Plan or any Award granted pursuant to this Plan.

             (a) Negotiation. The parties first shall use their reasonable
                 -----------
        efforts to discuss and negotiate a resolution of the controversy.

             (b) Arbitration.  If the efforts to negotiate a resolution do not
                 -----------
        succeed, the parties shall resolve the controversy by final and binding arbitration in accordance with the Rules for Commercial Arbitration (the "Rules") of the American Arbitration Association in effect at the time of the adoption of this Plan and pursuant to the following additional provisions:

                 (1) Applicable Law.  The Federal Arbitration Act (the "Federal
                     --------------
             Act"), as supplemented by the Oklahoma Arbitration Act (to the extent not inconsistent with the Federal Act), shall apply to the arbitration and all procedural matters relating to the arbitration.

                 (2) Selection of Arbitrators.  The parties shall select one
                     ------------------------
             arbitrator within ten days after filing of a demand and submission in accordance with the Rules. If the parties fail to agree on an arbitrator within that ten day period or fail to agree to an extension of that period, the arbitration shall take place before an arbitrator selected in accordance with the Rules.

                 (3) Location of Arbitration. The arbitration shall take place
                     -----------------------
             in Oklahoma City, Oklahoma, and the arbitrator shall issue any award at the place of arbitration. The arbitrator may conduct hearings and meetings at any place agreeable to the parties or, upon the motion of a party, determined by the arbitrator as necessary to obtain significant testimony or evidence.

                 (4) Discovery. The arbitrator shall have the power to authorize
                     ---------
             all forms of discovery (including depositions, interrogatories and document production) upon the showing of (i) a specific need for the discovery, (ii) that the discovery likely will lead to material evidence needed to resolve the controversy, and (iii) that the scope, timing and cost of the discovery is not excessive.

                 (5) Authority of Arbitrator.  The arbitrator shall not have the
                     -----------------------
             power (i) to alter, modify, amend, add to, or subtract from any term or provision of this Agreement; (ii) to rule upon or grant any extension, renewal or continuance of this Agreement; or (iii) to grant interim injunctive relief prior to the award.

                 (6) Enforcement of Award.  The prevailing party shall have the
                     --------------------
             right to enter the award of the arbitrator in any court having jurisdiction over one or more of the parties or their assets. The parties specifically waive any right they may have to apply to any court for relief from the provisions of this Agreement or from any decision of the arbitrator made prior to the award.

             (c) Attorneys' Fees and Costs.  The prevailing party to the
                 -------------------------
        arbitration shall have the right to an award of its reasonable attorneys' fees and costs (including the cost of the arbitrator) incurred after the filing of the demand and submission. If the Company prevails, the award shall include an amount for that portion of the administrative overhead reasonably allocable to the time devoted by the in-house legal staff of the Company.

             (d) Other Rights.  The provisions of this Section 12.1 shall not
                 ------------
        prevent the Company, its Subsidiaries, or the Participant from exercising any of their rights under this Plan, the Agreement, or under the common law, including (without limitation) the right to terminate any agreement between the parties or to end or change the party's legal relationship.

                                 ARTICLE XIII

                           Miscellaneous Provisions
                           ------------------------

        13.1 Articles and Section Titles and Headings. The titles and headings
             ----------------------------------------
at the beginning of each Article and Section shall not be considered in construing the meaning of any provisions in this Plan.

        13.2 Laws of Oklahoma to Govern. The provisions of this Plan shall be
             --------------------------
construed, administered and enforced according to the laws of the State of Oklahoma.

        13.3 Effective Date of Plan. This Plan shall be effective as of the
             ----------------------
Effective Date.

                                     PROXY
                 FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF
                                  SONIC CORP.
         THE BOARD OF DIRECTORS OF SONIC CORP. IS SOLICITING THIS PROXY
  The undersigned hereby appoints J. Clifford Hudson and Ronald L. Matlock, and each of them, the undersigned's proxy, with full power of substitution, to attend the annual meeting of the stockholders of Sonic Corp. (the "Company") on Wednesday, January 22, 1997, at 3:00 p.m., in the Sunnyside Room of The Harvey Hotel near Dallas/Fort Worth Airport in Irving, Texas, and at any adjournment of that meeting, and to vote the undersigned's shares of common stock as designated below.
(1) Election of Directors
              [_] For All Nominees Listed Below (Except as marked to the contrary below)
              [_] Withhold Authority to Vote for All Nominees Listed Below (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE'S NAME BELOW.)
        Dennis H. Clark      Leonard Lieberman      Frank E. Richardson
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE ABOVE-NAMED NOMINEES.
(2) Approval and Ratification of the Amendment to the 1991 Sonic Corp. Stock Option Plan.
               [_] For          [_] Against          [_] Abstain
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE AMENDMENT OF THE STOCK OPTION PLAN.
(3) Approval and Ratification of the Sonic Corp. 1995 Stock Incentive Plan.
               [_] For          [_] Against          [_] Abstain
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE STOCK INCENTIVE PLAN.
(4) Approval and Ratification of the Selection of Independent Auditors.
               [_] For          [_] Against          [_] Abstain
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.
(5) Any other matter properly coming before the meeting, upon which the persons named above will vote for or against, in their sole discretion, or upon which the persons named above will abstain from voting, in their sole discretion.
           [_] To Grant Authority          [_] To Withhold Authority

--------------------------------------------------------------------------------

  THE PERSONS NAMED ABOVE WILL VOTE THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY CARD IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN ITEMS 1, 2, 3, 4 AND 5. IF THE UNDERSIGNED MAKES NO SPECIFICATION, THE PERSONS NAMED ABOVE WILL VOTE THE SHARES IN FAVOR OF ITEMS 1, 2, 3 AND 4 AND WILL VOTE THE SHARES AS IF THE UNDERSIGNED HAD GRANTED THE AUTHORITY IN ITEM 5.

  Please sign exactly as your name appears below, date and return this proxy card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this proxy card. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign.

                                            -----------------------------------
                                            Name of Stockholder (Please Print)

                                            -----------------------------------
                                            New Address (Street, City, State,
                                            Zip Code)

                                            -----------------------------------
                                            Signature and Title

                                            -----------------------------------
                                            Signature and Title

                                            -----------------------------------
                                            Date